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                                 EXHIBIT 4.(i)

              Amendment No. 2 dated as of November 1, 1995, to the
               Competitive Advance and Revolving Credit Facility
                 dated as of April 29, 1994, among MAPCO Inc.,
                  the Lenders named therein and Chemical Bank,
                            as Agent for the Lenders
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                                  AMENDMENT NO. 2 dated as of November ___,
                          1995 to the Competitive Advance and Revolving Credit Facility dated as of April 29, 1994 (the "Credit Agreement") among MAPCO Inc., a Delaware corporation (the "Borrower"), the Lenders named therein and CHEMICAL BANK, as Agent for the Lenders (in such capacity, the "Agent").

                             INTRODUCTORY STATEMENT

                          All capitalized terms not otherwise defined in this
Amendment are as defined in the Credit Agreement.

                          Pursuant to the Credit Agreement, the Lenders have
agreed to make Loans to the Borrower.

                          The Borrower has requested that the Credit Agreement
be amended as set forth herein.

                          Accordingly, the parties hereby agree as follows:

                          SECTION 1.  Amendment to the Credit Agreement.

                          The Credit Agreement is hereby amended effective as
of November 1, 1995 (subject to the terms and conditions set forth in Section 2 hereof) as follows:

                          (A)     Section 6.05 of the Credit Agreement is
hereby amended as follows:

                                  SECTION 6.05.  Funded Indebtedness.  Permit
                          Consolidated Funded Indebtedness to exceed an amount equal to the following percentage of Consolidated
                          Capitalization: 65% from the Effective Date through December 31, 1994; 60% thereafter through December 31, 1996 and 55% thereafter.

                          SECTION 2.  Conditions to Effectiveness.

                          This Amendment is subject to the satisfaction of the
following conditions precedent:

                          (A)     the Agent shall have received executed
counterparts of this Amendment, which, when taken together, bear the signatures of the Borrower and the Required Lenders; and

                          (B)     all legal matters incident to this Agreement
shall be satisfactory to Morgan, Lewis & Bockius L.L.P., counsel for the Agent.

                          SECTION 3.  Representations and Warranties.

                          (A)     the representations and warranties contained
in Section 3 of the Credit Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof; and





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                          (B)     the Borrower is in compliance with all the
terms and provisions set forth in the Credit Agreement and no Event of Default or event which with notice or lapse of time or both would constitute an Event of Default has occurred.

                          SECTION 4.  Full Force and Effect.

                          Except as expressly amended hereby, the Credit
Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, the terms "Agreements", "this Agreement", this Credit Agreement", "herein", "hereinafter", "hereto", "hereof", and words of similar import, shall, unless the context otherwise requires, mean the Credit Agreement as amended by this Amendment.

                          SECTION 5.  APPLICABLE LAW.

                          THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                          SECTION 6.  Counterparts.

                          This Amendment may be executed in two or more
counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

                          SECTION 7.  Expenses.

                          The Borrower agrees to pay all reasonable
out-of-pocket expenses incurred by the Agent in connection with the execution and delivery of this Amendment, including, but not limited to, the reasonable fees and disbursements of Morgan, Lewis & Bockius, counsel for the Agent.

                          SECTION 8.  Headings.

                          The headings of this Amendment are for the purposes
of reference only and shall not affect the construction of this Amendment.

                          IN WITNESS WHEREOF, the parties hereto have caused
this Amendment to be duly executed by their duly authorized officers, all of the date and year first above written.

[SEAL]                                  MAPCO Inc.


/s/ James N. Cundiff                    /s/ Philip W. Baxter
- -----------------------------           ----------------------------
James N. Cundiff                        Philip W. Baxter
Assistant Secretary                     Senior Vice President and
                                        Chief  Financial Officer





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CHEMICAL BANK, for itself and
  as Agent


By      /s/ R. Potter
    -------------------------------

Name   R. Potter
      -----------------------------
         (Type or Print)

Title     Managing Director
        ---------------------------


BANK OF AMERICA NATIONAL TRUST
 AND SAVINGS ASSOCIATION


By     /s/ C Paige DiMaggio
    -------------------------------

Name    C Paige DiMaggio
      -----------------------------
         (Type or Print)

Title     Vice President
        ---------------------------


THE FIRST NATIONAL BANK
 OF CHICAGO


By     /s/ Helen A. Carr
    -------------------------------

Name    Helen A. Carr
      -----------------------------
         (Type or Print)

Title     Attorney In Fact
        ---------------------------


MORGAN GUARANTY TRUST COMPANY


By    /s/ James S. Finch
    -------------------------------

Name    James S. Finch
      -----------------------------
         (Type or Print)

Title      Vice President
        ---------------------------

THE BANK OF NOVA SCOTIA


By    /s/ F.C.H. Ashby
    ----------------------------------

Name   F.C.H. Ashby
      --------------------------------
         (Type or Print)

Title   Senior Manager Loan Operations
        ------------------------------


NATIONAL WESTMINSTER BANK Plc

By   /s/ David L. Smith
    ----------------------------------

Name   David L. Smith
      --------------------------------
         (Type or Print)

Title     Vice President
        ------------------------------


ABN AMRO BANK N.V.


By    /s/ David P. Orr
    ----------------------------------

Name   David P. Orr
      --------------------------------
         (Type or Print)

Title    Vice  President
        ------------------------------

By    /s/ Ronald A. Mahle
    ----------------------------------

Name   Ronald A. Mahle
      --------------------------------
         (Type or Print)

Title    Group Vice President
        ------------------------------

BANK OF OKLAHOMA, N.A.


By   /s/ Jane Faulkenberry
    ----------------------------------
        Jane Faulkenberry
      --------------------------------
         (Type or Print)

Title     Vice President
        ------------------------------



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
CREDIT LYONNAIS CAYMAN ISLAND BRANCH


By    /s/ Xavier Ratouis
    -------------------------------

Name    Xavier Ratouis
      -----------------------------
         (Type or Print)

Title    Authorized Signature
        ---------------------------


By
    -------------------------------

Name
      -----------------------------
         (Type or Print)

Title
        ---------------------------



THE FUJI BANK, LIMITED


By    /s/ Kenichi Tatara
    -------------------------------

Name   Kenichi Tatara
      -----------------------------
         (Type or Print)

Title   Vice President and Manager
        ---------------------------


THE SUMITOMO BANK, LIMITED


By   /s/ Toshiro Kubota
    -------------------------------

Name   Toshiro Kubota
      -----------------------------
         (Type or Print)

Title    Joint General Manager
        ---------------------------


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